                                                                     Exhibit 12

                      E. I. DU PONT DE NEMOURS AND COMPANY

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)

                                                                                          Years Ended December 31
                                                                                          -----------------------
                                                       Six Months Ended
                                                       June 30, 1999       1998          1997          1996       1995        1994
                                                       -------------     ---------     ---------     ---------   --------   --------
Income from Continuing Operations Before
   Extraordinary Item ................................   $ 1,474         $ 1,648       $ 1,432       $ 2,931     $ 2,858    $ 2,205
Provision for Income Taxes ...........................       850             941         1,354         1,416       1,432      1,164
Minority Interests in Earnings of Consolidated
   Subsidiaries ......................................        36              24            43            40          29         15
Adjustment for Companies Accounted for
   by the Equity Method ..............................       (85)            (39)          936(a)         82         126        (33)
Capitalized Interest .................................       (59)           (120)          (80)          (70)        (76)       (83)
Amortization of Capitalized Interest .................        35(b)           65(b)         82(b)        127(b)       81         77
                                                           -----           -----         -----         -----       -----      -----
                                                           2,251           2,519         3,767         4,526       4,450      3,345
                                                           -----           -----         -----         -----       -----      -----
Fixed Charges:
   Interest and Debt Expense - Continuing
     Operations ......................................       213             520           389           409         449        343
   Interest and Debt Expense - Discontinued
     Operations ......................................       153             304           252           304         308        216
   Capitalized Interest - Continuing Operations ......        59             120            80            70          76         83
   Capitalized Interest - Discontinued
     Operations ......................................         3              78            90            73          95         59
   Rental Expense Representative of Interest
     Factor ..........................................        36              71            83            80          80         83
                                                           -----           -----         -----         -----       -----      -----
                                                             464           1,093           894           936       1,008        784
                                                           -----           -----         -----         -----       -----      -----
Total Adjusted Earnings Available for Payment of
   Fixed Charges .....................................   $ 2,715         $ 3,612       $ 4,661       $ 5,462     $ 5,458    $ 4,129
                                                         =======         =======       =======       =======     =======    =======
Number of Times Fixed Charges are Earned .............       5.9             3.3           5.2           5.8         5.4        5.3
                                                         =======         =======       =======       =======     =======    =======


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(a)   Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.

(b) Includes write-off of capitalized interest associated with divested businesses.